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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY


                             STOCKHOLDERS AGREEMENT


                                  BY AND AMONG


                               CMH HOLDINGS, INC.,


                                  THE FOUNDERS
                                AS DEFINED HEREIN


                                       AND


                                  THE INVESTORS
                                AS DEFINED HEREIN


                           DATED AS OF MARCH 31, 2005

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                                TABLE OF CONTENTS

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
SECTION I. DEFINITIONS...................................................................2
     1.1.   Construction of Terms........................................................2
     1.2.   Terms Not Defined............................................................2
     1.3.   Number of Shares of Stock....................................................2
     1.4.   Defined Terms................................................................2

SECTION II. REPRESENTATIONS AND WARRANTIES...............................................4
     2.1.   Representations and Warranties of the Founders...............................4
     2.2.   Representations and Warranties of the Investors..............................5
     2.3.   Representations and Warranties of New Holdings...............................5

SECTION III. RESTRICTIONS ON TRANSFER AND ISSUANCE; RIGHT OF FIRST
                OFFER; CO-SALE PROVISIONS; DRAG ALONG....................................6
     3.1.   Restrictions on Transfer and Issuance........................................6
     3.2.   Permitted Transfers..........................................................6
     3.3.   Right of First Offer.........................................................6
     3.4.   Co-Sale Option of Eligible Investors.........................................8
     3.5.   Co-Sale Option of Participating Stockholders.................................9
     3.6.   Drag Along..................................................................11
     3.7.   Contemporaneous Transfers...................................................12
     3.8.   Effect of Prohibited Transfers..............................................12
     3.9.   Assignment of Rights........................................................13

SECTION IV. RIGHTS TO PURCHASE..........................................................13
     4.1.   Right to Participate in Certain Sales of Additional Securities..............13
     4.2.   Eligible Person Acceptance..................................................13
     4.3.   Calculation of Pro Rata Allotment...........................................13
     4.4.   Sale to Third Party.........................................................14
     4.5.   Exceptions to Pre-Emptive Rights............................................14
     4.6.   Assignment of Rights........................................................14

SECTION V. BOARD REPRESENTATION.........................................................14
     5.1.   Board Composition...........................................................14
     5.2.   Removal; Vacancies..........................................................15

SECTION VI. COVENANTS OF NEW HOLDINGS...................................................15
     6.1.   Financial Statements, Reports, Etc..........................................15
     6.2.   Inspection, Consultation and Advice.........................................16
     6.3.   Key Person Insurance........................................................16
     6.4.   Directors and Officers' Insurance; Charter and Bylaws.......................17
     6.5.   Compensation of Directors and Investors.....................................17
     6.6.   Employee Agreements.........................................................17
     6.7.   Lock-Up Agreements..........................................................17

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
     6.8.   Material Adverse Change.....................................................17
     6.9.   Indemnification.............................................................18
     6.10.  Amendments to Certificate of Incorporation..................................19
     6.11.  Related Party Transactions..................................................19
     6.12.  Management Compensation.....................................................19
     6.13.  Special Bonus to TMHC Founders..............................................20
     6.14.  Special Provisions Relating to Clayton Contribution Agreement...............20

SECTION VII. MISCELLANEOUS PROVISIONS...................................................21
     7.1.   Reliance....................................................................21
     7.2.   Legend on Shares............................................................22
     7.3.   Amendment and Waiver; Actions of the Board..................................22
     7.4.   Notices.....................................................................22
     7.5.   Headings....................................................................23
     7.6.   Counterparts................................................................23
     7.7.   Remedies; Severability......................................................23
     7.8.   Entire Agreement............................................................24
     7.9.   Adjustments.................................................................24
     7.10.  Law Governing...............................................................24
     7.11.  Successors and Assigns......................................................24
     7.12.  Dispute Resolution..........................................................24
     7.13.  Termination.................................................................24
     7.14.  Stockholder Lock-Up.........................................................25
     7.15.  No Waiver...................................................................25

EXHIBITS

Exhibit A   -  Form of Joinder Agreement

SCHEDULES

Schedule A  -  TMHC Founders, Clayton Founders and Investors

                                       ii
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                             STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (the "AGREEMENT") is made as of March 31, 2005, by and among CMH Holdings, Inc., a Delaware corporation ("NEW HOLDINGS"), the Persons identified on SCHEDULE A hereto as the "TMHC Founders" (the "TMHC FOUNDERS"), the persons identified on SCHEDULE A hereto as the "Clayton Founders" (the "CLAYTON FOUNDERS" and, collectively with the TMHC Founders, the "FOUNDERS," and each, individually, a "FOUNDER"), the Persons identified on SCHEDULE A hereto as investors (collectively, the "INVESTORS," and each, individually, an "INVESTOR"), and any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as EXHIBIT A (the "JOINDER AGREEMENT"). For the purpose of this Agreement, a stockholder or an option holder who joins this Agreement pursuant to a Joinder Agreement shall be included in the term "Founder" or "Investor" as specified in such Joinder Agreement.

     WHEREAS, prior to the date hereof, certain Investors and the TMHC Founders were the holders of capital stock of TMHC Holdings, Inc., a Delaware corporation ("TMHC"), and certain Investors and the Clayton Founders were the holders of capital stock of Clayton Holdings, Inc., a Delaware corporation ("CLAYTON");

     WHEREAS, on the date hereof, New Holdings, Clayton, TMHC, the Investors and the Founders are entering into a certain Contribution and Share Exchange Agreement (the "SHARE EXCHANGE AGREEMENT"), pursuant to which, among other things, the Investors and the Founders are exchanging their shares of TMHC capital stock and Clayton capital stock, as applicable, for shares of Common Stock and Convertible Preferred Stock (each as defined below) of New Holdings;

     WHEREAS, TMHC, the TMHC Founders and certain of the Investors are parties to a certain Stockholders Agreement, dated as of May 24, 2004 (the "PRIOR TMHC AGREEMENT"), and, in connection with the Share Exchange Agreement, the parties thereto desire to terminate the Prior TMHC Agreement in its entirety and enter into this Agreement for purposes of setting forth certain mutual agreements and understandings among them;

     WHEREAS, Clayton, the Clayton Founders and certain of the Investors are parties to a certain Stockholders Agreement, dated as of August 2, 2004 (the "PRIOR CLAYTON AGREEMENT"), and, in connection with the Share Exchange Agreement, the parties thereto desire to terminate the Prior Clayton Agreement in its entirety and enter into this Agreement for purposes of setting forth certain mutual agreements and understandings among them; and

     WHEREAS, it is a condition precedent to each of the parties' obligations under the Share Exchange Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof; and

     WHEREAS, the parties hereto desire to agree upon certain terms regarding their rights and obligations with respect to the securities of New Holdings, now or hereafter outstanding and held by them.

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     NOW, THEREFORE, in consideration of the premises, as an inducement to the
Founders and the Investors to consummate the transactions contemplated by the Share Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, New Holdings, the Founders and the Investors hereby covenant and agree with each other as follows:

SECTION I.    DEFINITIONS

     1.1. CONSTRUCTION OF TERMS. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. Any reference to "day" shall mean a calendar day unless indicated otherwise.

     1.2. TERMS NOT DEFINED. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Share Exchange Agreement.

     1.3. NUMBER OF SHARES OF STOCK. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock issued and outstanding or held by a Person, the number of shares deemed to be issued and outstanding or held by that Person, unless specifically stated otherwise, shall be the total number of shares of Common Stock then issued and outstanding and owned by such Person, plus, without duplication, the total number of shares of Common Stock issuable upon the conversion of any Convertible Preferred Stock (but not shares of Redeemable Preferred Stock issuable upon conversion of any Convertible Preferred Stock) then issued and outstanding and owned by such Person.

     1.4. DEFINED TERMS. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     "AFFILIATE" shall mean, with respect to any Person (as defined below), any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any partner, officer, director, member or employee of such Person and, with respect to any Person that is a venture capital fund, any investment fund now or hereafter managed by, or which is controlled by or under common control with, one or more general partners of such Person.

     "BOARD OF DIRECTORS" shall mean the board of directors of New Holdings.

     "CHARTER" shall mean the amended and restated certificate of incorporation of New Holdings in effect as of the date hereof, as amended from time to time.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

     "COMMON STOCK" shall mean, collectively, (a) the common stock, par value $0.01 per share, of New Holdings, (b) the Class B common stock, par value $0.01 per share, of New

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Holdings, and (c) any other common equity securities issued by New Holdings, and, in each case, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "CONVERTIBLE PREFERRED STOCK" shall mean, collectively, (a) the Series A convertible preferred stock, par value $0.01 per share, of New Holdings, and (b) the Series B convertible preferred stock, par value $0.01 per share, of New Holdings, and, in each case, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "DIRECTOR" shall mean a member of the Board of Directors.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "MAJORITY INTEREST" shall mean Investors holding not less than a majority of the outstanding Shares held by all Investors, calculated in accordance with
Section 1.3 hereof.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of a Person.

     "PERSON" shall mean any individual, corporation, joint venture, trust, unincorporated organization, limited liability company, partnership, government and any agency or political subdivision thereof.

     "PREFERRED STOCK" shall mean the Redeemable Preferred Stock and the Convertible Preferred Stock.

     "PROCEEDING" shall mean any complaint, lawsuit or similar legal action filed in any court and any investigation, formal or informal, by any regulatory or self-regulatory authority or any other Person.

     "QPO" shall have the meaning set forth in the Charter.

     "REDEEMABLE PREFERRED STOCK" shall mean, collectively, (a) the Series A redeemable preferred stock, par value $0.01 per share, of New Holdings, and (b) the Series B redeemable preferred stock, par value $0.01 per share, of New Holdings, and, in each case, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "RESTRICTED PERIOD" shall mean the period that commences on the date hereof and ends on August 2, 2007.

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     "SECURITIES" shall mean the Convertible Preferred Stock and the Common
Stock.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SHARES" shall mean, at any time, (i) shares of Common Stock, (ii) shares of Preferred Stock, and (iii) any other equity securities now or hereafter issued by New Holdings, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization). At all times, the number of Shares deemed issued and outstanding or held or to be voted by any Person shall be calculated in accordance with Section 1.3.

     "STOCK OPTION PLAN" means New Holdings' 2005 Stock Option and Grant Plan, as amended from time to time.

     "TRANSFER" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. "TRANSFERRED" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

SECTION II.   REPRESENTATIONS AND WARRANTIES

     2.1. REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS. Each of the Founders, individually and not jointly, hereby represents, warrants and covenants to New Holdings and the Investors as follows: (a) such Person has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by such Person of this Agreement (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any other Person that has not been obtained or made and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Person is a party or by which the property of such Person is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Person.

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     2.2.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the
Investors, separately and not jointly, hereby represents, warrants and covenants to New Holdings and the Founders as follows: (a) such Investor has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Investor enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by such Investor of this Agreement (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

     2.3. REPRESENTATIONS AND WARRANTIES OF NEW HOLDINGS. New Holdings hereby represents, warrants and covenants to the Investors and the Founders as follows: (a) New Holdings has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of New Holdings enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by New Holdings of this Agreement (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to New Holdings, or require New Holdings to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which New Holdings is a party or by which the property of New Holdings is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of New Holdings.

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SECTION III.  RESTRICTIONS ON TRANSFER AND ISSUANCE; RIGHT OF FIRST OFFER;
              CO-SALE PROVISIONS; DRAG ALONG

     3.1.     RESTRICTIONS ON TRANSFER AND ISSUANCE.

              (a) Until the expiration of the Restricted Period, no Clayton Founder may Transfer any of his, her or its Shares except pursuant to Transfers described in and carried out in accordance with subsections (a) or (b) of
Section 3.2, Section 3.5 or Section 3.6. Following the expiration of the Restricted Period, each of the Clayton Founders agrees that such Clayton Founder will not, without the prior written consent of a Majority Interest, Transfer all or any portion of the Shares now owned or hereafter acquired by such Founder, except in connection with, and strictly in compliance with, the provisions of this Section III.

              (b) Each of the TMHC Founders agrees that such TMHC Founder will not, without the prior written consent of a Majority Interest, Transfer all or any portion of the Shares now owned or hereafter acquired by such Founder, except in connection with, and strictly in compliance with, the provisions of this Section III.

     3.2. PERMITTED TRANSFERS. Notwithstanding anything herein to the contrary, the provisions of Sections 3.3 and 3.4 shall not apply to either of the Transfers listed below; PROVIDED that, in each case the Transferee shall either be an original party to this Agreement or shall have entered into a Joinder Agreement in substantially the form attached hereto as EXHIBIT A providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by the Founder effecting such Transfer, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.3 and 3.4:

              (a) Transfers by any Founder to the spouse, children or siblings of such Founder or to a trust, family limited partnership, or other estate planning vehicle for the exclusive benefit of any such Founder, spouse, children or siblings; and

              (b) Transfers upon the death of any Founder to such Founder's heirs, executors or administrators or to a trust under such Founder's will, or Transfers between such Founder and such Founder's guardian or conservator.

Notwithstanding anything to the contrary in this Agreement, if a Transferee that is a party to a Transfer described in this Section 3.2 fails to execute a Joinder Agreement, such Transferee shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Founder making such Transfer, whether or not they so agree in writing.

     3.3. RIGHT OF FIRST OFFER. Subject to Section 3.2, if at any time any TMHC Founder or, following the Restricted Period any Clayton Founder proposes to Transfer all or any portion of the Shares held by such Founder to any other Person, such Founder (a "SELLER") may, subject to the provisions of Section 3.4 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.3:

              (a) OFFER NOTICE. The Seller shall give written notice (the "OFFER NOTICE") to New Holdings and each of the Investors and non-selling Founders (the "OFFEREES") stating,

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among other things, that the Seller desires to make such Transfer, the number and type of Shares proposed to be Transferred and the price per Share in cash at which the Seller proposes to effect such Transfer (a "SELLER OFFER"). The Offer Notice shall constitute an irrevocable offer to sell all, but not less than all, of the Shares which are the subject of the Seller Offer (the "OFFERED SHARES") to the Offerees, on the basis described below, at a purchase price in cash equal to the price contained in, and on the same terms and conditions described in the Offer Notice.

              (b) OFFEREES' OPTION. At any time within twenty five (25) days after receipt by the Offerees of the Offer Notice (the "OFFEREE OPTION PERIOD"), each Offeree or its Affiliates, including future funds that have affiliated but not identical general partners, may elect to accept the offer to purchase with respect to all, but not less than all, of the Offered Shares and shall give written notice of such election (the "OFFEREE ACCEPTANCE NOTICE") to the Seller and each other Offeree within the Offeree Option Period, which notice shall indicate the maximum number of Offered Shares that the Offeree is willing to purchase, including the number of Offered Shares it would purchase if one or more other Offerees do not elect to purchase their Pro Rata Fractions (as defined in paragraph (c) below). An Offeree Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered by such Offeree Acceptance Notice. The closing for the purchase of Offered Shares by the Offerees under this Section 3.3(b) shall take place at the offices of New Holdings no later than the later of (i) fifteen
(15) days following the expiration of the Offeree Option Period or (ii) the satisfaction of any governmental approval or filing requirements, or on such other date or at such other place as may be agreed to by the Seller and such purchasing Offerees. The Seller shall notify the Offerees promptly if any Offeree fails to offer to purchase all of its Pro Rata Fraction (as defined below).

              (c) ALLOCATION OF OFFERED SHARES AMONG OFFEREES. Upon the expiration of the Offeree Option Period, the number of Offered Shares to be purchased by each Offeree shall be determined as follows: (i) first, there shall be allocated to each Offeree electing to purchase a number of Offered Shares equal to the lesser of (A) the number of Offered Shares as to which such Offeree accepted the offer to purchase, as set forth in its respective Offeree Acceptance Notice and (B) such Offeree's Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Offerees who within the Offeree Option Period delivered an Offeree Acceptance Notice that accepted the offer to purchase with respect to a number of Offered Shares that exceeded their respective Pro Rata Fractions, in each case on a PRO RATA basis in proportion to the number of Shares held by each such Offeree up to the amount of such excess. As used herein, an Offeree's "PRO RATA FRACTION" shall be equal to the product obtained by multiplying the total number of Offered Shares by a fraction, the NUMERATOR of which is the total number of Shares owned by such Offeree, and the DENOMINATOR of which is the total number of Shares held by all Offerees, in each case calculated as of the date of the Offer Notice.

              (d) SALE TO THIRD PARTY. If the Offerees do not elect to exercise the rights to purchase under this Section 3.3 with respect to all, and not less than all, of the Offered Shares proposed to be sold, the Seller may sell all or a portion of the Offered Shares to any other Person (a "BUYER") on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 3.4. If the Seller's sale to a Buyer is not consummated in accordance with the terms of Section 3.4, the Seller's rights under this Section 3.3(d) shall be deemed to lapse, and any

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Transfers of Shares by the Seller shall be in violation of the provisions of this Agreement unless the Seller sends a new Offer Notice and once again complies with the provisions of this Section 3.3 with respect to such proposed Transfer.

     3.4. CO-SALE OPTION OF ELIGIBLE INVESTORS. If, at any time following the Restricted Period, a Seller provides an Offer Notice to sell Offered Shares and the Investors do not elect to exercise the rights to purchase under Section
3.3 with respect to all of the Offered Shares proposed to be sold, the Seller may sell all or a portion of such Offered Shares to a Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of this
Section 3.4:

              (a) CO-SALE NOTICE. As soon as practicable following the expiration of the Investor Option Period, and in no event later than five (5) days thereafter, the Seller shall provide notice (the "CO-SALE NOTICE") to each of the Investors and to each Founder who is not the Seller (the "ELIGIBLE INVESTORS") of each such Eligible Investor's right to participate in a Transfer of Offered Shares to a Buyer (a "SELLER TRANSFER") on a PRO RATA basis with the Seller (the "CO-SALE OPTION"). To the extent one or more such Eligible Investors exercise their Co-Sale Option in accordance with this Section 3.4, the number of Shares that the Seller may Transfer pursuant to the Seller Transfer shall be correspondingly reduced.

              (b) INVESTOR ACCEPTANCE. Each of the Eligible Investors shall have the right to exercise its Co-Sale Option by giving written notice (the "CO-SALE ACCEPTANCE NOTICE") to the Seller within ten (10) days after receipt by such Eligible Investor of the Co-Sale Notice (the "CO-SALE ELECTION PERIOD"). Each Co-Sale Acceptance Notice shall set forth the maximum number of Shares subject thereto which the Eligible Investor wishes to sell, including the number of Shares it would sell if one or more other Eligible Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Eligible Investor holding Preferred Stock shall be permitted to sell to the proposed Buyer in connection with any exercise of the Co-Sale Option, at its option, (i) shares of Common Stock and/or shares of Common Stock and Redeemable Preferred Stock acquired upon conversion of Convertible Preferred Stock, or (ii) shares of Convertible Preferred Stock; PROVIDED, that in the case of (A) the sale of Convertible Preferred Stock, the Buyer shall pay for each such share the greater of (1) the full liquidation preference of each such share of Convertible Preferred Stock and (2) the sum of the liquidation preference of each share of Redeemable Preferred Stock issuable upon conversion of such share of Convertible Preferred Stock and the relevant price per share of the underlying shares of Common Stock, and (B) the sale of Redeemable Preferred Stock, the Buyer shall pay for each such share the full liquidation preference of each such share of Redeemable Preferred Stock. Anything herein to the contrary notwithstanding, in the event the Investors do not elect to exercise their respective Co-Sale Options, then no Founder shall be entitled to exercise its Co-Sale Option hereunder.

              (c) ALLOCATION OF SHARES. Each Eligible Investor shall have the right to sell pursuant to the Seller Transfer that portion of its Shares which is equal to or less than the product obtained by multiplying (i) in the case of a Seller Transfer by a TMHC Founder, (A) the product of (1) the total number of Shares offered by the Seller for sale to the Buyer subject to the Seller Transfer, multiplied by (2) .085, multiplied by (B) a fraction, the NUMERATOR of which is the total number of Shares owned by such Eligible Investor and the DENOMINATOR of which is the total number of Shares held by all Eligible Investors and the Seller, in each case, as of the date of the

Offer Notice, subject to increase as hereinafter provided, and (ii) in the case of a Seller Transfer by any other Founder, (A) the total number of Shares offered by the Seller for sale to the Buyer subject to the Seller Transfer by
(B) a fraction, the NUMERATOR of which is the total number of Shares owned by such Eligible Investor and the DENOMINATOR of which is the total number of Shares held by all Eligible Investors and the Seller. If any Eligible Investor does not elect to sell the full amount of such Shares which such Eligible Investor is entitled to sell pursuant to this Section 3.4, then any other Investors who have elected to sell Shares shall have the right to sell, on a PRO RATA basis (based on the number of Shares held by each such Investor) with any other Investors and up to the maximum number of Shares stated in each such Investor's Co-Sale Acceptance Notice, any Shares not elected to be sold by such Eligible Investor.

              (d) CO-SALE CLOSING. Within ten (10) calendar days after the end of the Co-Sale Election Period, the Seller shall promptly notify each participating Eligible Investor of the number of Shares held by such Eligible Investor that will be included in the sale and the date on which the Seller Transfer will be consummated, which shall be no later than the later of (i) sixty (60) calendar days after the end of the Co-Sale Election Period and (ii) the date of the satisfaction of any governmental approval or filing requirements, if any. Each participating Eligible Investor may effect its participation in any Seller Transfer hereunder by delivering to the Buyer, or to the Seller for delivery to the Buyer, one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto. At the time of consummation of the Seller Transfer, the Seller and the participating Investors shall cause the Buyer to remit directly to each participating Eligible Investor that portion of the sale proceeds to which the participating Eligible Investor is entitled by reason of its participation in the Seller Transfer. No Shares may be purchased by the Buyer from the Seller unless the Buyer simultaneously purchases from the participating Eligible Investors all of the Shares that they have elected to, and are entitled to, sell pursuant to this Section 3.4.

              (e) SALE TO THIRD PARTY. Any Shares held by a Seller that are the subject of a Seller Transfer and that the Seller desires to Transfer to a Buyer in compliance with this Section 3.4, may be sold to such Buyer only during the period specified in Section 3.4(d) and only on terms no more favorable to the Seller than those contained in the Offer Notice. Promptly after such Transfer, the Seller shall notify New Holdings and the Investors of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Majority Interest. Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as EXHIBIT A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Founder. If the Seller Transfer is not consummated within the period required by this Section
3.4 or the Buyer fails timely to remit to each participating Investor its respective portion of the sale proceeds, the Seller Transfer shall be deemed to lapse, and any Transfer of Shares pursuant to such Seller Transfer shall be in violation of the provisions of this Agreement unless the Seller sends a new Offer Notice with respect to such Offered Shares and once again complies with the provisions of Section 3.3 and Section 3.4 with respect to such Seller Transfer.

     3.5. CO-SALE OPTION OF PARTICIPATING STOCKHOLDERS. If any one or more of the Investors entertains a bona fide offer from a Buyer who is not an investment fund controlled by or under common control with of such Investor(s) (a "TRANSACTION OFFER") to purchase all or any portion of the Shares held by such Investor(s), such Investor(s) (collectively, a "TRANSFERRING INVESTOR") may sell such Shares to the Buyer on the terms and conditions of the Transaction Offer, subject to the provisions of this Section 3.5:

              (a) CO-SALE NOTICE. The Transferring Investor shall provide notice to each Founder and each other Investor (the "STOCKHOLDER CO-SALE NOTICE") of his, her or its right to participate in the Transaction Offer on a PRO RATA basis with the Transferring Investor (the "STOCKHOLDER CO-SALE OPTION"). If one or more of the Founders or other Investors (each, a "PARTICIPATING STOCKHOLDER") exercise their Stockholder Co-Sale Option in accordance with this Section 3.5, the number of Shares that the Transferring Investor may Transfer in the Transaction Offer shall be correspondingly reduced. The Stockholder Co-Sale Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all relevant information in connection therewith).

              (b) ACCEPTANCE. Each Founder and each other Investor shall have the right to exercise his, her or its Stockholder Co-Sale Option by giving written notice of such exercise (the "STOCKHOLDER CO-SALE ACCEPTANCE NOTICE") to the Transferring Investor within ten (10) days after receipt by such Founder or other Investor of the Stockholder Co-Sale Notice (the "STOCKHOLDER CO-SALE ELECTION PERIOD"). Each Stockholder Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Participating Stockholder wishes to sell, including the number of Shares it would sell if one or more other Founders or other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Notwithstanding any such exercise of the Stockholder Co-Sale Option, any Investor holding Preferred Stock shall be permitted to sell to the proposed Buyer in connection with any exercise of the Stockholder Co-Sale Option, at its option, (i) shares of Common Stock and/or shares of Common Stock and Redeemable Preferred Stock acquired upon conversion of Convertible Preferred Stock, or (ii) shares of Convertible Preferred Stock; PROVIDED, that in the case of (A) the sale of Convertible Preferred Stock, the Buyer shall pay for each such share the greater of (1) the full liquidation preference of each such share of Convertible Preferred Stock and (2) the sum of the liquidation preference of each share of Redeemable Preferred Stock issuable upon conversion of such share of Convertible Preferred Stock and the relevant price per share of the underlying shares of Common Stock, and (B) the sale of Redeemable Preferred Stock, the Buyer shall pay for each such share the full liquidation preference of each such share of Redeemable Preferred Stock.

              (c) ALLOCATION OF SHARES. Each Participating Stockholder shall have the right to sell pursuant to the Transaction Offer that portion of its Shares which is equal to or less than the product obtained by multiplying the total number of Shares offered for sale by the Transferring Investor to the Buyer subject to the Transaction Offer by a fraction, the NUMERATOR of which is the total number of Shares owned by such Participating Stockholder and the denominator of which is the total number of Shares held by all Participating Stockholders and the Transferring Investor, in each case, as of the date of the Stockholder Co-Sale Notice, subject to increase as hereinafter provided. If any Participating Stockholder does not elect to sell the full amount of such Shares which such Participating Stockholder is entitled to sell pursuant to this
Section 3.5, then any Participating Stockholders who have elected to sell Shares shall have the right to sell, on a PRO RATA basis (based on the number of Shares held by each such Participating Stockholder) with any other Participating Stockholders and up to the maximum number of

Shares stated in each such Participating Stockholder's Stockholder Co-Sale Acceptance Notice, any Shares not elected to be sold by such Participating Stockholder.

              (d) CO-SALE CLOSING. Within ten (10) calendar days after the end of the Stockholder Co-Sale Election Period, the Transferring Investor shall promptly notify each Participating Stockholder of the number of Shares held by such Participating Stockholder that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) sixty (60) calendar days after the end of the Stockholder Co-Sale Election Period and (ii) the date of the satisfaction of any governmental approval or filing requirements, if any. Each Participating Stockholder may effect its participation in any Transaction Offer hereunder by delivering to the Buyer, or to the Transferring Investor for delivery to the Buyer, one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Transferring Investor and the Participating Stockholders shall cause the Buyer to remit directly to each Participating Stockholder that portion of the sale proceeds to which the Participating Stockholder is entitled by reason of its participation in the Transaction Offer. No Shares may be purchased by the Buyer from the Transferring Investor unless the Buyer simultaneously purchases from the Participating Stockholders all of the Shares that they have elected to sell pursuant to this
Section 3.5.

              (e) SALE TO THIRD PARTY. Any Shares held by a Transferring Investor that are the subject of a Transaction Offer and that the Transferring Investor desires to Transfer to a Buyer in compliance with this Section 3.5, may be sold to such Buyer only during the period specified in Section 3.5(d) and only on terms no more favorable to the Transferring Investor than those set forth in the Stockholder Co-Sale Notice. Promptly after such Transfer, the Transferring Investor shall notify New Holdings and the Founders and other Investors of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by the holders of a majority of the outstanding Shares of the Participating Stockholders. Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as EXHIBIT A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were an Investor. If the Transaction Offer is not consummated within the period required by this Section 3.5 or the Buyer fails timely to remit to each Participating Stockholder its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Investor sends a new Stockholder Co-Sale Notice with respect to such Shares and once again complies with the provisions of Section
3.5 with respect to such Transaction Offer.

     3.6.     DRAG ALONG.

              (a) In the event of a Sale Event (as defined below), each Founder and Investor shall be obligated to and shall, upon the written request of a Majority Interest: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Third Party Buyer (as defined below) a PRO RATA portion of his, her or its Shares on the same terms applicable to the Majority Interest (with any consideration payable in connection with such Sale Event to be distributed among the holders of capital stock in a manner that follows the relative rights and preferences of the Shares as provided in the Charter), and/or (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale Event proposed by the Majority Interest and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related sale documents, as such Majority Interest and the Third Party Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.6 (the "DRAG-ALONG RIGHT"); PROVIDED that the terms of any such indemnity agreement or escrow agreement impose substantially equivalent obligations on each of the Founders and the Investors PRO RATA in proportion to their respective ownership of the Shares; PROVIDED FURTHER, that, in connection with a Sale Event, (i) Madison Capital Funding LLC ("MADISON") and Libman Family Holdings LLC ("LIBMAN") shall be required to make representations and warranties only with respect to title to and ownership of their respective Shares, their respective authority to enter into the Sale Event and the enforceability against Madison and Libman, respectively, of any agreements entered into by Madison or Libman, as applicable, in connection with such Sale Event and (ii) each of Madison's and Libman's allocable portion of any liability related to any such Sale Event shall be equal to the lesser of (A) their respective PRO RATA portions of any amounts actually paid to any indemnified party in connection therewith and (B) the proceeds received by Madison and Libman, respectively, in any such Sale Event.

              (b)    For purposes of this Section 3.6:

                     (i) a "SALE EVENT" shall mean a bona fide negotiated transaction with a Third Party Buyer in which the Majority Interest have determined (A) to sell their Shares to such Third Party Buyer in a transaction that will result in a majority of the voting power of New Holdings immediately prior to such transaction being transferred to such Third Party Buyer, (B) to sell or otherwise dispose of all or substantially all of the assets of New Holdings to such Third Party Buyer, or (C) to cause New Holdings to merge with or into, or consolidate with, such Third Party Buyer; and

                    (ii) A "THIRD PARTY BUYER" shall mean the buyer or buyers in Section 3.6(b)(i)(A) or (B), and the surviving entity in Section 3.6(b)(i)(C), in each case, which is not Affiliated with the Investors.

              (c) Not less than twenty (20) days prior to the date proposed for the closing of any Sale Event, the Majority Interest shall give notice to each of the Founders and Investors setting forth in reasonable detail the name or names of the Third Party Buyer, the terms and conditions of the Sale Event, including the purchase price, and the proposed closing date.

     3.7. CONTEMPORANEOUS TRANSFERS. If two or more Founders or Investors propose concurrent Transfers that are subject to this Section III, then the relevant provisions of Section 3.3 and Section 3.4, as applicable, shall apply separately to each such proposed Transfer.

     3.8. EFFECT OF PROHIBITED TRANSFERS. If any Transfer by any Founder or Investor is made or attempted contrary to the provisions of this Agreement, (a) such purported Transfer shall be void AB INITIO, (b) New Holdings and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law), and (c) New

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

Holdings shall have the right to refuse to recognize any Transferee of such Founder or Investor for any purpose.

     3.9. ASSIGNMENT OF RIGHTS. Subject to Section 7.11 hereof, each Investor shall have the right to assign its rights under this Section III to any Transferee of such Investor's Securities, and any such Transferee shall be deemed within the definition of an "Investor" for purposes of this Section III.

SECTION IV.   RIGHTS TO PURCHASE

     4.1. RIGHT TO PARTICIPATE IN CERTAIN SALES OF ADDITIONAL SECURITIES. New Holdings agrees that it will not sell or issue or agree to sell or issue:
(a) any shares of capital stock or other equity interests of New Holdings, (b) any securities convertible into or exercisable or exchangeable for capital stock or other equity interests of New Holdings, or (c) any options, warrants or rights carrying any rights to purchase capital stock or other equity interests of New Holdings, unless New Holdings first submits a written notice to each Founder and each Investor identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each such Person who is an "accredited investor," as such term is defined in Rule 501 under the Securities Act (an "ELIGIBLE PERSON"), the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Eligible Persons do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which New Holdings proposes to sell such securities to a third party or parties (a "PRE-EMPTIVE RIGHT NOTICE"). Such Pre-Emptive Right Notice shall set forth: (i) the proposed commencement date for such sale;
(ii) the number and description of the securities to be offered pursuant to such sale; (iii) the purchase price for such securities; and (iv) other material terms of the sale. New Holdings' offer pursuant to this Section 4.1 shall remain open and irrevocable for a period of twenty (20) days following receipt by the Eligible Persons of such written notice.

     4.2. ELIGIBLE PERSON ACCEPTANCE. Each of the Eligible Persons shall have the right to purchase its Pro Rata Allotment by giving written notice of such intent to participate (the "PRE-EMPTIVE RIGHT ACCEPTANCE NOTICE") to New Holdings within twenty (20) days after receipt by such Eligible Person of the Pre-Emptive Right Notice (the "PRE-EMPTIVE RIGHT ACCEPTANCE ELECTION PERIOD"). Each Pre-Emptive Right Acceptance Notice shall set forth the maximum number of Shares subject thereto which the Eligible Person wishes to buy, including the number of Shares it would buy if one or more other Eligible Persons do not elect to participate in the sale on the terms and conditions stated in the Pre-Emptive Right Notice.

     4.3. CALCULATION OF PRO RATA ALLOTMENT. Each Eligible Person's "PRO RATA ALLOTMENT" of such securities shall be the proportion of such securities offered that is necessary to maintain such Eligible Person's existing percentage of ownership in New Holdings, as of the date of such offer, on a fully diluted common stock equivalent basis. If one or more Eligible Persons do not elect to purchase their respective Pro Rata Allotment, each of the electing Eligible Persons may purchase such shares of each such non-electing Eligible Person's allotments (taking into account the maximum amount each is wishing to purchase) on a pro rata basis, based upon the relative holdings of Shares of each of the electing Eligible Persons in the case of over-subscription.

     4.4. SALE TO THIRD PARTY. Any securities so offered that are not purchased by the Eligible Persons pursuant to the offer set forth in Section 4.1 above may be sold by New Holdings, but only on terms and conditions not more favorable to the purchaser than those set forth in the Pre-Emptive Rights Notice, at any time within sixty (60) days following the termination of the above-referenced 20-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such Pre-Emptive Rights Notice or after such 60-day period without renewed compliance with this Section IV.

     4.5. EXCEPTIONS TO PRE-EMPTIVE RIGHTS. Notwithstanding the foregoing, the rights granted to Eligible Persons under this Section IV shall be inapplicable with respect to (i) the issuance of shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers or directors of New Holdings pursuant to the Stock Option Plan, including shares of Common Stock issued in replacement of shares of such Common Stock repurchased or issuable upon the exercise of any options to purchase shares of such Common Stock, to the extent permitted under the Stock Option Plan, (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Shares, (iii) shares of Common Stock or Redeemable Preferred Stock issued upon conversion of, or as a dividend on, the Convertible Preferred Stock, or (iv) securities issued as consideration for the arm's length purchase of stock or assets in any acquisition or merger that is approved by a Majority Interest.

     4.6. ASSIGNMENT OF RIGHTS. Subject to Section 7.11 hereof, each Eligible Person shall have the right to assign its rights under this Section IV to any Transferee of such Eligible Person's Shares who is an "accredited investor" as such term is defined in Rule 501 of the Securities Act, and shall further have the right to assign and transfer such Eligible Person's right to accept any particular offer under Section 4.1 hereof to any Person who is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and any such Transferee shall be deemed within the definition of an "Eligible Person" for purposes of this Section IV.

SECTION V.    BOARD REPRESENTATION

     5.1. BOARD COMPOSITION. Each Founder and each Investor agrees to exercise his, her or its voting rights pursuant to Article IV, Section A, B or C of the Charter, as applicable, by voting all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of the Board of Directors and to take such other actions as are necessary to elect and continue in office as Directors of New Holdings (a) one (1) Person nominated by the Persons holding a majority of the Shares held by all TMHC Founders, who shall initially be Margaret Sue Ellis, and (b) one (1) Person nominated by the Persons holding a majority of the Shares held by all Clayton Founders, who shall initially be Stephen M. Lamando. The Founders and Investors, as applicable may, in their discretion, determine not to nominate and have elected one or more such nominees as provided herein from time to time, and during any such period the Board of Directors nonetheless shall be deemed to be duly constituted.

     5.2. REMOVAL; VACANCIES. Each Founder and each Investor agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), or take any other action necessary for the removal of any Director upon the request of the Persons then entitled to nominate such Director as set forth in Section 5.1 above, and for the election to the Board of Directors of a substitute nominee designated by such party in accordance with the provisions of Section 5.1. Each Founder and Investor further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner or take any other action as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors with respect to any Person nominated under Section 5.1 above occurring for any reason shall be filled only in accordance with the provisions of Section 5.1.

SECTION VI.   COVENANTS OF NEW HOLDINGS

     New Holdings covenants and agrees with (i) each Investor, (ii) with respect to Sections 6.1, 6.2, 6.4(b), 6.6, 6.7, 6.8, 6.10, and 6.11 only, each Founder until such time as such Founder holds less than 50% of such Founder's originally issued shares of capital stock of New Holdings, determined on an as-converted basis, and less than 2.5% of the shares of capital stock of New Holdings, determined on an as converted basis, (iii) with respect to Section 6.13 only, each TMHC Founder, and (iv) with respect to Section 6.14 only, each Clayton Founder, that:

     6.1. FINANCIAL STATEMENTS, REPORTS, ETC. New Holdings shall furnish to each Investor and to each Founder the following reports:

              (a) ANNUAL FINANCIAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of New Holdings, a consolidated balance sheet of New Holdings and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of New Holdings;

              (b) QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each fiscal quarter of New Holdings, a consolidated balance sheet of New Holdings and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended, unaudited but prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of New Holdings, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year; and

              (c) MONTHLY FINANCIAL STATEMENTS. Within twenty-five (25) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of New Holdings and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows for the monthly period then ended, unaudited but prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of New Holdings, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

              (d) BUDGET. No later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for New Holdings and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

              (e) ACCOUNTANT'S LETTERS. Promptly following receipt by New Holdings, each audit response letter, accountant's management letter and other written report submitted to New Holdings by its independent public accountants in connection with an annual or interim audit of the books of New Holdings or any of its subsidiaries;

              (f) NOTICES. Promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could have a Material Adverse Effect with respect to New Holdings or any of its subsidiaries; and

              (g) OTHER INFORMATION. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of New Holdings and its subsidiaries as such Investor reasonably may request.

     6.2. INSPECTION, CONSULTATION AND ADVICE. (a) New Holdings shall permit and cause each of its subsidiaries, if any, to permit each Investor and Founder and such persons as each Investor or Founder may designate, at such Investor's or Founder's expense, to visit and inspect any of the properties of New Holdings and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of New Holdings and its subsidiaries with their officers, employees and public accountants (and New Holdings hereby authorizes said accountants to discuss with such Investor, such Founder and such designees such affairs, finances and accounts), and consult with and advise the management of New Holdings and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours. The foregoing shall be in addition to, and not in lieu of, the Investors' and Founder's rights under applicable law.

     6.3. KEY PERSON INSURANCE. New Holdings shall, or shall cause its applicable subsidiaries to, maintain, "key person" term life insurance policies on the lives of Stephen M. Lamando, Margaret Sue Ellis and Kevin J. Kanouff, in amounts which are satisfactory to the Investors, which policies shall name as a beneficiary New Holdings or such subsidiary of New Holdings as New Holdings shall direct.

     6.4.     DIRECTORS AND OFFICERS' INSURANCE; CHARTER AND BYLAWS.

              (a) The New Holdings shall, as promptly as practicable following the date hereof, obtain and maintain directors and officers' liability insurance coverage of at least $5,000,000 per occurrence, to the fullest extent permitted by law covering, among other things, violations of federal or state securities laws. New Holdings shall use its reasonable best efforts prior to any initial public offering of New Holdings' capital stock to increase its directors' and officers' liability insurance to at least $15,000,000 per occurrence, including coverage of claims under the Securities Act and the Exchange Act.

              (b) New Holdings shall at all times maintain provisions in its bylaws and the Charter indemnifying all directors against liability and absolving all directors from liability to New Holdings and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

              (c)    New Holdings shall not take any action prohibited by
Article IV, Section A.8 of the Charter.

              (d) New Holdings shall at all times provide the Founders with written notice prior to the effective date of any action by written consent of stockholders to which the Founders are not a party.

     6.5. COMPENSATION OF DIRECTORS AND INVESTORS. New Holdings shall (i) pay each non-employee Director annual compensation for such person's service as a Director of New Holdings in an amount, if any, consistent with the amount paid by New Holdings to any other non-employee Director of New Holdings, and (ii) pay or promptly reimburse in full all of its directors for all of their reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof. New Holdings shall also pay or promptly reimburse the Investors for reasonable direct costs associated with any other work done on behalf of New Holdings.

     6.6. EMPLOYEE AGREEMENTS. New Holdings shall obtain, and shall cause its subsidiaries, if any, to obtain, noncompetition, confidential Information and inventions assignment agreements in a form acceptable to the Board of Directors from all future officers and employees and any consultants who may have access to confidential information of New Holdings or any of its subsidiaries, upon commencement of their employment or consulting arrangement with New Holdings or any of its subsidiaries.

     6.7. LOCK-UP AGREEMENTS. New Holdings will obtain agreements in writing that are consistent with the provisions of Section 7.14 of this Agreement from each future holder of capital stock or options of New Holdings as a condition to any such issuance of capital stock or grant of options.

     6.8. MATERIAL ADVERSE CHANGE. New Holdings will promptly advise the Investors and Founders of any event which could be reasonably likely to have a Material Adverse Effect, and of each lawsuit or proceeding commenced or, if known by New Holdings, threatened against New Holdings or any subsidiary which, if adversely determined, in the reasonable judgment of New Holdings, is reasonably likely to have a Material Adverse Effect.

     6.9.     INDEMNIFICATION.

              (a) Without limitation of any other provision of this Agreement, New Holdings, on its own behalf and on behalf of its subsidiaries, successors and assigns, agrees to defend, indemnify and hold harmless, and shall cause its subsidiaries to defend, indemnify and hold harmless, each Investor and such Investor's respective Affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the "INVESTOR INDEMNIFIED PARTIES" and, individually, an "INVESTOR INDEMNIFIED PARTY") from and against any and all damages, liabilities, losses, taxes, fines, penalties, diminution in value, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing all the Investor Indemnified Parties or, if the representation of all the Investor Identified Parties by the same counsel would be inappropriate under applicable standards of professional conduct, then as many counsel as may be needed under such standards of professional conduct to represent all of the Investor Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages) ("LOSSES") sustained or suffered by any such Investor Indemnified Party, which may be based upon, relating to, arising out of, or by reason of (i) any breach of any covenant or agreement made by New Holdings in this Agreement or in any other agreement between New Holdings and any of its subsidiaries and the Investors (other than the Share Exchange Agreement), or (ii) any third party or governmental claims relating in any way to such Investor Indemnified Party's status as a security holder, creditor, director, agent, representative or controlling person of New Holdings or otherwise relating to such Investor Indemnified Party's involvement with New Holdings or its subsidiaries (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of New Holdings or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Investor Indemnified Party as security holder, director, agent, representative or controlling person of New Holdings or otherwise, alleging so-called control person liability or securities law liability; PROVIDED, HOWEVER, that New Holdings will not be liable to any Investor Indemnified Party to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to New Holdings by or on behalf of such Investor Indemnified Party, or
(B) conduct by such Investor Indemnified Party which is found to constitute fraud or willful misconduct in a non-appealable, final judgment.

              (b) If the indemnification provided for in Section 6.9(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Investor Indemnified Party in respect of any Losses referred to therein, then New Holdings, in lieu of indemnifying such Investor Indemnified Party thereunder, shall contribute to the amount paid or payable by such Investor Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by New Holdings and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of New Holdings and the Investors in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of New Holdings and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by New Holdings and the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (c) Each of New Holdings and the Investors agrees that it would not be just or equitable if contribution pursuant to Section 6.9(b) were determined by PRO RATA or PER CAPITA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.9(b).

              (d) New Holdings agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred by them in connection with their ongoing investment in New Holdings, including, without limitation, the fees and disbursements of counsel and other professionals in connection with any modification, waiver, consent or amendment requested in connection with this Agreement, the Share Exchange Agreement or any other agreement between New Holdings and the Investors.

     6.10. AMENDMENTS TO CERTIFICATE OF INCORPORATION. Except as contemplated by Section 6.14 and the terms of the Clayton Contribution Agreement (as defined below), New Holdings shall not (a) amend, modify, alter or repeal (whether by merger, consolidation, operation of law or otherwise) any provision of the Charter that would have the effect of increasing the liquidation preference, dividend rate or redemption price of the Convertible Preferred Stock or Redeemable Preferred Stock, or (b) change the voting rights of the Convertible Preferred Stock or Redeemable Preferred Stock with regard to the election of Directors or otherwise, in each case without the prior affirmative vote or written consent of the holders of a majority of the Shares held by the Founders.

     6.11. RELATED PARTY TRANSACTIONS. In connection with any share exchange, recapitalization, merger, consolidation, or corporate reorganization with another Person that is an Affiliate of an Investor, New Holdings shall, if requested in writing by the holders of a majority of the Shares held by the Founders, obtain an opinion from a recognized, independent investment banking firm as to the fairness, from a financial point of view, of the consideration to be issued or paid by New Holdings to such other Person, or the consideration to be received by New Holdings or its stockholders from such other Person, in connection with any such transaction.

     6.12. MANAGEMENT COMPENSATION. The determination of the compensation of the officers of New Holdings and its subsidiaries (including, without limitation, any grants of capital stock, options to purchase capital stock or other equity incentives) and any changes thereto will be made by the Board of Directors or the compensation committee of the Board of Directors. Any grants of capital stock or options to employees, officers, directors or consultants of New Holdings and its subsidiaries will be made pursuant to the Stock Option Plan or any other equity incentive plan approved by the Board of Directors, and will be conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement approved by the Board of Directors or such compensation committee.

     6.13. SPECIAL BONUS TO TMHC FOUNDERS. Concurrently with the execution of this Agreement, TMHC is paying to each TMHC Founder a one-time bonus equal to
(i) for Margaret Sue Ellis, $209,243, and (ii) for Harvey Allon, $15,767. There shall be deducted from the amounts payable to each such TMHC Founder pursuant to the foregoing sentence all amounts legally required to be withheld by New Holdings pursuant to applicable federal, state and local tax laws and regulations.

     6.14. SPECIAL PROVISIONS RELATING TO CLAYTON CONTRIBUTION AGREEMENT. Clayton, Clayton Services, Inc. (formerly known as Clayton GRP, Inc.), a Delaware corporation and a wholly owned subsidiary of Clayton (the "COMPANY"), the Clayton Founders and certain of the Investors (the "CLAYTON INVESTORS") are parties to a certain Contribution and Asset Transfer Agreement, dated as of June 29, 2004, as amended (the "CLAYTON CONTRIBUTION AGREEMENT"). In connection with the consummation of the Share Exchange Agreement, the parties to the Clayton Contribution Agreement hereby agree to the following provisions relating to the Clayton Contribution Agreement, which provisions are expressly acknowledged and agreed to by all of the parties to this Agreement (capitalized terms used in the following sections and not defined shall have the meanings given them in the Clayton Contribution Agreement).

              (a)    Anything in Section 1.3(d), Section 1.15(c) or Section 1.15
(f) of the Clayton Contribution Agreement to the contrary notwithstanding, the Escrow Deposit, together with any interest or other income earned thereon or any applicable portion thereof, to the extent it is to be applied, pursuant to the terms of the Clayton Contribution Agreement, to the payment of any Contingent Payments or other payments owed to the Clayton Founders thereunder, shall be treated as being distributed to New Holdings (rather than Clayton) and thereafter contributed by New Holdings to Clayton, and by Clayton to the Company, for purposes of enabling the Company to make the required Contingent Payments or other payments. In the manner provided in Section 1.3(d) of the Clayton Contribution Agreement, such amounts shall be treated as an additional contribution by the Clayton Investors to the capital of New Holdings without any increase or decrease in the Clayton Investors' or the Clayton Founders' respective interests in New Holdings; provided, that such contribution shall increase the Clayton Investors' tax basis in their interests in New Holdings and shall increase the preferences associated with the Convertible Preferred Stock and Redeemable Preferred to be held by the Clayton Investors in accordance with the terms of the Share Exchange Agreement and the Certificate of Incorporation.

              (b) Anything in Section 1.15(d) or Section 1.15(f) of the Clayton Contribution Agreement to the contrary notwithstanding, in the event any amounts from the Company Account and/or the Escrow Account are returned to the Clayton Investors, such amounts shall proportionately reduce the preferences associated with the Convertible Preferred Stock and Redeemable Preferred to be held by the Clayton Investors in accordance with the terms of the Share Exchange Agreement and the Certificate of Incorporation.

              (c) Section 1.15(d) of the Clayton Contribution Agreement is hereby amended by adding to the end of such section the following:

                     "Anything in this Section 1.15(d) to the contrary notwithstanding, in the event New Holdings consummates a QPO (as such term is defined in the Certificate of Incorporation of New Holdings adopted in connection with the consummation of the Share Exchange Agreement) (as defined below) prior to December 31, 2005, then, in satisfaction of all obligations of the Company with respect to the payment of the Third Contingent Payment and the Fourth Contingent Payment, New Holdings shall issue to the Founding Stockholders shares of New Holdings Series B Redeemable Preferred Stock, which shares of New Holdings Series B Redeemable Preferred Stock will have an aggregate liquidation preference equal to $11,250,000 and will otherwise be identical in all respects to the shares of New Holdings Series B Redeemable Preferred Stock issued or issuable to the Investors, with the actual number of share issued to depend upon the liquidation preference then in effect, if applicable. Capitalized terms used in the foregoing sentence that are not defined in the Agreement shall have the meanings given them in that certain Contribution and Share Exchange Agreement, dated as of March 31, 2005, by and among New Holdings, Holdings, the Founding Stockholders and the other parties named therein (the "SHARE EXCHANGE AGREEMENT")."

              (d) Section 1.15(f) of the Clayton Contribution Agreement is hereby amended by deleting the last sentence thereof and inserting as the final three sentences of such Section the following:

                     "In addition, if, prior to the date upon which any Contingent Payment is due under Section 1.15(c) above, New Holdings consummates a QPO (as such term is defined in the Certificate of Incorporation of New Holdings adopted in connection with the consummation of the Share Exchange Agreement), then the Company shall pay to Clayton, on behalf of Clayton, the Clayton Subsidiaries and the Founding Stockholders, at the closing of such QPO an aggregate amount equal to (x) the First Contingent Payment plus the Second Contingent Payment, minus (y) any Contingent Payments previously made under this
Section 1.15. Upon any such payments made pursuant to this Section 1.15(f), New Holdings, Holdings and the Company shall have no further obligations to make, and none of Clayton, the Clayton Subsidiaries or the Founding Stockholders shall have any right to receive, Contingent Payments under this Section 1.15 or any other provisions of this Agreement (including, without limitation, the Third Contingent Payment, the Fourth Contingent Payment or the Catch-Up Contingent Payment). Capitalized terms used in this Section 1.5(f) that are not defined in the Agreement shall have the meanings given them in the Share Exchange Agreement."

SECTION VII.  MISCELLANEOUS PROVISIONS

     7.1. RELIANCE. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation by any other party. This Agreement shall not be construed to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

     7.2. LEGEND ON SHARES. New Holdings, the Founders and the Stockholders acknowledge and agree that in addition to any other legend on the certificates representing Shares that may be held by them, substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by any party to this Agreement:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 31, 2005, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF HOLDINGS AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     7.3. AMENDMENT AND WAIVER; ACTIONS OF THE BOARD. Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of New Holdings, a Majority Interest, the Clayton Founders holding a majority of the Shares held by all Clayton Founders and the TMHC Founders holding a majority of the Shares held by all TMHC Founders; PROVIDED, HOWEVER, that any proposed amendment that, by its terms, could reasonably be expected to adversely affect the rights of any Investor or Founder in a manner different from other Investors or Founders hereunder shall require the prior written consent of such adversely affected Investor or Founder. Any consent given as provided in the preceding sentence shall be binding on all Investors and Founders.

     7.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

     If to New Holdings:

          c/o TA Associates, Inc.
          High Street Tower, Suite 2500
          125 High Street, Boston, MA  02110
          Attn:  Roger B. Kafker
          Telecopy No.: (617) 574-6728

     If to the Investors:

          TA Associates, Inc.
          High Street Tower, Suite 2500
          125 High Street, Boston, MA  02110
          Attn:  Roger B. Kafker
          Telecopy No.: (617) 574-6728

          TA Associates, Inc.
          70 Willow Road
          Menlo Park, CA 94025-3652
          Attention: Jeffrey T. Chambers and Todd R. Crockett
          Telecopy No.: (650) 326-4933

          Madison Capital Funding LLC
          30 South Wacker Drive, Suite 3700
          Chicago, IL  60606
          Attn:  Clayton Account Manager
          Telecopy No.: (312) 596-6950

          Libman Family Holdings LLC
          1065 Weed Street
          New Cannan, CT  06840
          Facsimile No.: (203) 964-1779

     If to a Founder:

              At such Founder's address for notice as set forth in on the signature pages hereto:

or, as to each of the foregoing, at such other address as shall be designated by the applicable party in a written notice to other parties complying as to delivery with the terms of this Section 7.4. All such notices, requests, demands and other communications shall be deemed effective as follows: (i) two days after being deposited in the mails, or (ii) one day after being deposited with an express overnight courier service or sent by electronic facsimile transmission, addressed as aforesaid.

     7.5. HEADINGS. The Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. If an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

     7.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.7. REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and New Holdings may refuse to recognize any unauthorized Transferee as one of its stockholders for sany purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

     If one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason by a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     7.8. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Prior Clayton Agreement and the Prior TMHC Agreement, which agreements are hereby terminated.

     7.9. ADJUSTMENTS. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of New Holdings.

     7.10. LAW GOVERNING. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

     7.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to New Holdings by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such succession. The rights of the Investors hereunder shall be binding upon and inure to the benefit of their Transferees of their Securities as contemplated herein. This Agreement may not be assigned by any Investor or Founder except as provided herein without the prior written consent of New Holdings and a Majority Interest, and without such prior written consent any attempted assignment shall be null and void.

     7.12. DISPUTE RESOLUTION. All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby or thereby, that are not resolved by mutual agreement shall be resolved in accordance with the provisions set forth in Sections 5.7 and 5.8 of the Share Exchange Agreement.

     7.13. TERMINATION. Sections III, IV, V and VI shall terminate upon the earlier to occur of a QPO or a Liquidity Event (as defined in the Charter); PROVIDED, that the covenants set forth in Section 6.4 and Section 6.5 hereof shall continue for so long as any representative of an Investor is a member of the Board of Directors, and the covenants set forth in Section 6.9 hereof shall continue for so long as any Investor holds any Shares or until the expiration of the applicable statute of limitations, if later.

     7.14. STOCKHOLDER LOCK-UP. Each Founder hereby agrees, if so requested by New Holdings and an underwriter of New Holdings' capital stock in connection with any public offering of capital stock of New Holdings, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Shares held by it for such period, not to exceed one hundred eighty (180) days following the consummation of New Holdings' initial public offering of Common Stock or (b) ninety (90) days following the consummation of any other public offering of Common Stock, as such underwriter shall specify reasonably and in good faith.

     7.15. NO WAIVER. No provision of this Agreement shall be construed to limit, waive, amend or alter the terms and provisions of the Credit Agreement (the "CREDIT AGREEMENT"), dated as of August 2, 2004, among the Company, the Lenders (as defined therein) and Madison and the other Loan Documents (as defined in the Credit Agreement) or any rights or remedies available to Madison and its Affiliates thereunder. This restriction shall terminate only at such time as the Company and its Affiliates shall have paid in full any and all Obligations (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement and the other Loan Documents and no disputes remain outstanding between the Company and Madison and its Affiliates with respect thereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

NEW HOLDINGS:
                                     CMH HOLDINGS, INC.


                                     By:   /s/ Roger B. Kafker
                                          --------------------------------------
                                           Name:  Roger B. Kafker
                                           Title: President

FOUNDERS:

                                      /s/ Margaret Sue Ellis
                                     -------------------------------------------
                                      Margaret Sue Ellis

                                      Address For Notice:


                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------


                                      /s/ Harvey Allon
                                     -------------------------------------------
                                      Harvey Allon

                                      Address For Notice:

                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------


                                      /s/ Stephen M. Lamando
                                     -------------------------------------------
                                      Stephen M. Lamando

                                      Address For Notice:


                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------

                                      /s/ Peter Krell
                                     -------------------------------------------
                                      Peter Krell

                                      Address For Notice:

                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------


                                      /s/ Brian Kramer
                                     -------------------------------------------
                                      Brian Kramer

                                      Address For Notice:

                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------


                                      BNS FAMILY IRREVOCABLE GRANTOR TRUST


                                      By:  /s/ Nicholas Lamando
                                          --------------------------------------
                                           Name:  Nicholas Lamando
                                           Title: Authorized Person


                                      Address For Notice:

                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------

                                     LAMANDO CHARITABLE REMAINDER UNITRUST

                                     By:  /s/ Stephen M. Lamando
                                         ---------------------------------------
                                          Name:  Stephen M. Lamando
                                          Title: Authorized Person

                                     Address For Notice:

                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------

INVESTORS:

                              TA IX L.P.
                              By: TA Associates IX LLC, its General Partner
                              By: TA Associates, Inc., its Manager

                              By:  /s/ Roger B. Kafker
                                   ---------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director


                              TA/ATLANTIC AND PACIFIC IV L.P.
                              By: TA Associates AP IV L.P., its General Partner
                              By: TA Associates, Inc., its General Partner

                              By: /s/ Roger B. Kafker
                                  ----------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director


                              TA STRATEGIC PARTNERS FUND A L.P.
                              By: TA Associates SPF L.P., its General Partner
                              By: TA Associates, Inc., its General Partner

                              By: /s/ Roger B. Kafker
                                 -----------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director

                              TA STRATEGIC PARTNERS FUND B L.P.
                              By: TA Associates SPF L.P., its General Partner
                              By: TA Associates, Inc., its General Partner

                              By: /s/ Roger B. Kafker
                                  ----------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director


                              TA INVESTORS II, L.P.
                              By: TA Associates, Inc., its General Partner
                              By: /s/ Roger B. Kafker
                                 -----------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director


                              TA SUBORDINATED DEBT FUND, L.P.
                              By: TA Associates SDF LLC, its General Partner
                              By: TA Associates, Inc., its Manager


                              By: /s/ Roger B. Kafker
                                  ----------------------------------------------
                              Name: Roger B. Kafker
                              Its:  Managing Director

                              MADISON CAPITAL FUNDING LLC


                              By: /s/ Jerry B. Carpsay
                                  ----------------------------------------------
                              Name:  Jerry B. Carpsay
                              Its:   Managing Director


                              LIBMAN FAMILY HOLDINGS LLC


                              By: /s/ Brian Libman
                                 -----------------------------------------------
                              Name:
                              Its:

                              ACKNOWLEDGED AND AGREED FOR
                              PURPOSES OF SECTION 6.14


                              CLAYTON HOLDINGS, INC.

                              By: /s/ Roger B. Kafker
                                  ----------------------------------------------
                              Name:  Roger B. Kafker
                              Title: President


                              CLAYTON SERVICES, INC.

                              By: /s/ Stephen M. Lamando
                                 -----------------------------------------------
                              Name:  Stephen M. Lamando
                              Title: President and CEO